EXHIBIT 10.45
AVALON PHARMACEUTICALS, INC.
AMENDED AND RESTATED LINE OF CREDIT AGREEMENT
     This Amended and Restated Line of Credit Agreement (this “Agreement”) is made and entered into as of September 8, 2005 (the “Effective Date”) by and among Avalon pharmaceuticals, inc., a Delaware corporation (the “Company”), and the individuals and entities listed on the Schedule of Lenders attached hereto as Exhibit A (individually, a “Lender” and collectively the “Lenders”), and amends and restates that certain Line of Credit Agreement, made and entered into as of August 30, 2005 (the “Original Agreement”) in accordance with Section 8.8 of the Original Agreement.
Recitals
     Whereas, no borrowings have been made under the Original Agreement and the conditions to the making of advances thereunder not yet having been met, the Company and the Majority Lenders desire to amend and restate the Original Agreement;
     Whereas, the Company has offered each of the individuals and entities listed on Exhibit B attached hereto the opportunity to enter into the Original Agreement and this Agreement as a Lender;
     Whereas, of the individuals and entities listed on Exhibit B, each of individuals and entities listed on Exhibit A desires to accept the Company’s offer to enter into the Original Agreement and this Agreement as a Lender hereunder; and
     Whereas, in exchange for a commitment from each Lender to loan funds to the Company on the terms and conditions set forth herein, the Company will issue a subordinated promissory note to each Lender.
Agreement
     Now Therefore, the parties to this Agreement, for good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed, hereby agree as follows:
1. Loan Amount; Issuance of Notes; Acknowledgment of Commitment.
     1.1 Loan Amount; Issuance of Notes. Subject to the terms of this Agreement, each Lender agrees, severally and not jointly, to lend to the Company up to the maximum amount set forth below such Lender’s signature on the Lender’s signature page hereto. Each Lender’s loan commitment amount, as may be adjusted pursuant to Section 1.3 hereof, shall be reflected under the heading “Maximum Advance under Note” opposite such Lender’s name on Exhibit A (the “Loan Amount”). To evidence the Company’s obligation to repay such advances, the Company shall issue to each Lender a Subordinated Promissory Note for such Loan Amount in the form attached hereto as Exhibit C (the “Note”).
     1.2 Intentionally Omitted.
     1.3 Acknowledgment of Commitment. Each Lender’s loan commitment amount may be accepted or rejected, in whole or in part, by the Company, in its sole and absolute discretion. No commitment shall be deemed accepted until the Company has expressly accepted such commitment by execution of the acceptance set forth on Lender’s signature page hereto.
2. Closing.
     2.1 Closing. The closing hereunder (the “Closing”) shall be held on the date hereof at the offices of Schmeltzer, Aptaker & Shepard, P.C., 2600 Virginia Avenue, Suite 1000, Washington, D.C. 20037, or at such other time and place as the Company and the Lenders shall agree (the “Closing Date”).
     2.2 Delivery. At the Closing, the Company shall deliver to each Lender a duly executed Note for such Lender’s Loan Amount, and each Lender shall duly execute and deliver to the Company an acceptance and acknowledgment for their respective Note as contemplated by the form of Note.
     2.3 Advances. Subject to the prior receipt of Requisite Stockholder Approval and the expiration of the Stockholder Notice Period (each defined below), funds may be requested by the Company and shall be advanced by the Lenders from time to time after the Closing on the terms and conditions set forth in the Notes. Any such advances shall be requested and funded among the Lenders on a Pro Rata basis. As used in this Agreement, each Lender’s “Pro Rata” share is the ratio of (i) the total Loan Amount for such Lender to (ii) the total aggregate sum of the Loan Amounts for all Lenders as set forth on Exhibit A hereto. Notwithstanding the foregoing, no advance shall be made hereunder after the Termination Date (defined in Section 7).
3. Representations and Warranties of the Company.
     The Company hereby represents and warrants to each Lender as follows:
     3.1 Corporate Power. Subject to the receipt of Requisite Stockholder Approval and the expiration of the Stockholder Notice Period, the Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.
     3.2 Authorization. Subject to the receipt of Requisite Stockholder Approval and the expiration of the Stockholder Notice Period, all corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Notes (collectively, the “Loan Documents”) by the Company and the performance of the Company’s obligations hereunder and thereunder, including the issuance and delivery of the Notes has been taken or will be taken prior to the issuance of such Notes. The Loan Documents, subject to the receipt of Requisite Stockholder Approval and the expiration of the Stockholder Notice Period, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. Subject to the receipt of Requisite Stockholder Approval and the expiration of the Stockholder Notice Period, the Notes, when issued in compliance with the provisions of the Loan Documents, will be validly issued. The issuance of the Notes pursuant to the provisions of this Agreement will not violate any preemptive rights or rights of first refusal granted by the Company that will not be validly complied with or waived. The Notes, when issued in compliance with the provisions of the Loan Documents, will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Lenders through no action of the Company; provided, however, that the Notes may be subject to restrictions on transfer under the Company’s Bylaws, state and/or federal securities laws and other agreements to which the Lenders are parties.
     3.3 Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of the Loan Documents, the offer, sale or issuance of the Notes, or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.
     3.4 Offering. Assuming the accuracy of the representations and warranties of the Lenders contained in Section 4 hereof, the offer, issue, and sale of the Notes are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
4. Representations and Warranties of the Lenders.
     Each Lender, severally and not jointly, hereby represents and warrants to the Company as follows:
     4.1 Lending for Own Account. Such Lender represents that it is or will be acquiring the Notes solely for its own account and not for sale or with a view to distribution of the Notes or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.
     4.2 Information and Sophistication. Such Lender (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Notes, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given such Lender and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of lending funds to the Company under this Agreement. Without limiting the foregoing, such Lender is relying on its own independent investigation of the Company and on its own respective professional advisors in entering into this Agreement and consummating the transactions described herein, and not on the advice or recommendation of any other Lender or of counsel or the professional advisors for any other Lender.

     4.3 Ability to Bear Economic Risk. Such Lender acknowledges that investment in the Notes involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to bear the credit risk of lending to the Company on a subordinated and unsecured basis.
     4.4 Limitations on Transferability. Such Lender covenants that in no event will it dispose of all or any portion of the Notes unless and until (a) the Lender shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (b) if requested by the Company, the Lender shall have furnished the Company with an opinion of counsel satisfactory in form and substance to the Company and the Company’s counsel to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken; provided, however, that notwithstanding the limitations previously set forth, (i) a Lender may transfer Notes to its affiliates (as such term is defined in Regulation D promulgated under the Securities Act) and (ii) if the Lender is a partnership it may transfer Notes to its constituent partners or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or transfer by gift, will, or intestate succession to any such partner’s spouse or lineal descendants or ancestors, in each case without the necessity of registration or opinion of counsel if the transferee agrees in writing to be subject to the terms of this Agreement to the same extent if such transferee were a Lender (the persons set forth in clauses (i) and (ii) being referred to as “Affiliates”); provided, however, that Lender hereby covenants not to effect such transfer if such transfer either would invalidate the securities laws exemptions pursuant to which the Notes were originally offered and sold or would itself require registration and/or qualification under the Securities Act or applicable state securities laws. Each Note transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4.5 below, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.
     4.5 Each Lender understands and agrees that all Notes to be issued to such Lender shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under the Company’s Bylaws and applicable state securities laws):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED LINE OF CREDIT AGREEMENT BY AND BETWEEN THE HOLDER AND THE

COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
     4.6 Accredited Investor Status. Each Lender is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.
5. Further Assurances. The Company and each Lender agree and covenant that at any time and from time to time they will promptly execute and deliver to each other such further instruments and documents and take such further action as each of the parties hereto may reasonably require in order to carry out the full intent and purpose of this Agreement.
6. Requisite Stockholder Approval and Notice.
     (a) As soon as practicable after the date of this Agreement, the Company shall take all steps necessary to obtain Requisite Stockholder Approval either by written consent of its stockholders or at a duly called stockholder meeting. In the event the Company determines to obtain Requisite Stockholder Approval at a stockholder meeting, the Company shall, as soon as practicable following the date of this Agreement, establish a record date in connection therewith and duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining Requisite Stockholder Approval. As used herein, the term “Requisite Stockholder Approval” means the affirmative vote or written consent of the holders of (i) a majority of the Company’s outstanding voting securities, on an as-converted into common stock basis, (ii) at least 60% of the Company’s outstanding Series A Preferred Stock, and (iii) at least 60% of the Company’s outstanding Series B Preferred Stock, to (A) amend the Company’s certificate of incorporation, as amended, to provide for the conversion into Common Stock of any outstanding shares of Series A Preferred Stock and Series B Preferred Stock held by individuals or entities specified on Exhibit B hereto as “Converted Stockholders” at a conversion rate of 1 share of Series A Preferred Stock or Series B Preferred Stock for 0.125 shares of Common Stock (as adjusted for any stock splits, combinations, stock dividends or other similar events after the Effective Date (the “Charter Amendment”), and (B) to approve the transactions contemplated hereby, including the creation, authorization and issuance of the Notes. Promptly following the Company’s receipt of Requisite Stockholder Approval, subject to the expiration of the Stockholder Notice Period, the Company shall file and effect the Charter Amendment with the Secretary of State of the State of Delaware.
     (b) As soon as practicable after the date of this Agreement, to the extent not previously provided by the Company, the Company shall provide written notice (the “Stockholder Notice”) to each holder of its Series A Preferred Stock and Series B Preferred Stock, by first class mail, postage prepaid, addressed to such holder at the last address of such holder as shown by the records of the corporation of the Company’s intention to file the Charter Amendment. Prior to the expiration of 30 days following the delivery of the Stockholder Notice to holders of the Company’s Series A Preferred Stock and Series B Preferred Stock (the “Stockholder Notice Period”), the Company shall refrain from filing the Charter Amendment.
     (c) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Lender’s vote, consent or other approval is sought

(including by written consent), the Lender shall vote (or cause to be voted) all shares of the Company’s voting securities held of record or beneficially owned by Lender in favor of the Charter Amendment.
7. Termination of Advances. For purposes hereof, the “Termination Date” after which no further advances may be made shall be the first to occur of:
     (a) April 30, 2006;
     (b) the date of closing of the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (the “Initial Offering”);
     (c) the date of closing of the first equity financing after the date of this Agreement, other than an Initial Offering, pursuant to which the Company raises in a single or series of related transactions at least $10 million in aggregate cash proceeds (not including the proceeds raised pursuant to this Agreement) (the “Next Equity Financing”);
     (d) the date of a Liquidity Event. “Liquidity Event” means a liquidation, dissolution or winding up of the Company, as defined in the Company’s Amended and Restated Certificate of Incorporation, as amended, but excluding from such definition of a liquidation, dissolution or winding up of the Company the right of holders of at least sixty percent (60%) of the Company’s then outstanding Series B Preferred Stock to determine not to treat an event otherwise constituting a liquidation, dissolution or winding up of the Company as such under the Company’s Amended and Restated Certificate of Incorporation, as amended; or
     (e) the date on which the Company delivers a written notice to the Lenders that it does not intend to request any further advances under this Agreement.
8. Miscellaneous.
     8.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     8.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any claim, cause of action, suit or demand allegedly arising out of or related to this Agreement, or the relationship of the parties, shall be brought exclusively in the state courts of Maryland or federal courts located in the State of Maryland, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue.

     8.3 Waiver of Preemptive Rights under Stockholders’ Agreement. Pursuant to Section 12 of that certain Stockholder’s Agreement, dated October 26, 2001, as amended, by and among the Company and certain of the Company’s stockholders (the “Stockholders’ Agreement”), the Company and Lenders, constituting the requisite parties to the Stockholders’ Agreement necessary to waive the observance of certain provisions of the Stockholders Agreement implicated by this Agreement, hereby waive any obligation of the Company under Section 7 of the Stockholders Agreement to offer each Stockholder (as defined in the Stockholders’ Agreement”) the right to participate in the sale of the Notes pursuant to this Agreement.
     8.4 Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.
     8.5 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.
     8.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     8.7 Notices. All notices required or permitted hereunder or under the Notes shall be in writing (including facsimile, electronic mail or similar electronic transmissions), and shall be deemed effectively given: (a) when received by the addressee, if delivered by hand, facsimile, electronic mail or similar form of electronic transmission, (b) five days after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid or (c) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent (i) to the Company at 20358 Seneca Meadows Parkway, Germantown, MD 20876, Attention: President or Chief Financial Officer or (ii) to a Lender at its address shown on Exhibit A, or at such other address as such party may designate by written notice to the other party.
     8.8 Amendment; Waiver. No amendment or waiver of any provision of this Agreement shall be effective unless in writing and approved by the Company and (i) if any principal or interest is then outstanding under the Notes, Lenders then holding greater than 50% of the outstanding unpaid principal and interest under all of the Notes or (ii) if no principal or interest is then outstanding under the Notes, Lenders who as of the Closing hold Notes having an aggregate Loan Amount representing greater than 50% of the total aggregate sum of the Loan Amounts for all Lenders as of the Closing as set forth on Exhibit A hereto (in the case of (i) and (ii) above, the “Majority Lenders”).
     8.9 Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the Company and the Lenders with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. This Agreement and the Exhibits hereto supersedes and replaces all prior oral or written agreements, commitments or understandings (including the Original Agreement) with respect to the matters provide for herein among the Company and the Lenders.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, the undersigned Lender has executed this Amended and Restated Line of Credit Agreement as of the date first written above.
Lender:

If you are an individual, print your name and sign below.	If you are signing on behalf of an entity, please print the name of the entity and your name and sign below indicating your title.

Name of Individual (Please Print)	Name of Entity (Please Print)

By:

Signature	Print Name of Authorized Person

Signature

Title
Loan Commitment: U.S. $
Acceptance of Loan Commitment
     In Witness Whereof, the Company has executed this Line of Credit Agreement as of the date first written above and hereby accepts the above loan commitment by Lender in the amount of U.S. $                         .
Company:
Avalon Pharmaceuticals, Inc.

By:

Print Name of Authorized Person

Signature

Title

LIST OF EXHIBITS
Exhibit A: Schedule of Lenders
Exhibit B: Schedule of Offered Individuals and Entities
Exhibit C: Form of Subordinated Promissory Note

Exhibit A
SCHEDULE OF LENDERS

Name & Address	Maximum Advance under Note
AIG Horizon Partners Fund, L.P.	$133,910
AIG Horizon Side-by-Side Fund, L.P.	$109,563
AIG Private Equity Partners I, L.P.	$51,646
c/o AIG Global Investment Group
Attention: Richard Drake
599 Lexington Avenue, 25th floor
New York, NY 10022

Alexandria Real Estate Equities, L.P. 91101	$55,335
385 East Colorado Boulevard, Suite 299
Pasadena, CA

Bradley Lorimier	$6,940
7807 Foxgate Court
Bethesda, MD 20817

Catalytix, LDC	$98,433
Kenneth A. Sorensen	$10,000
425 Fifth Avenue, 28th floor
Suite 28D
New York, NY 10016

EuclidSR Partners, L.P.	$295,200
EuclidSR Biotechnology Partners, L.P.	$295,200
Attention: Raymond Whitaker
45 Rockefeller Plaza, Ste 3240
New York, NY 10111

Forward Ventures IV, L.P.	$589,452
Forward Ventures IV, B, L.P.	$49,971
Attention: Ivor Royston
9393 Towne Centre Drive, Ste 200
San Diego, C A 92121

Name & Address	Maximum Advance under Note

GeneChem Therapeutics Venture Fund L.P.	$300,000
c/o GeneChem Management, Inc.
Attention: Martial Lacroix, Ph.D.
1001 de Maisonneuve Quest, Suite 920
Montreal, Quebec
Canada H3A 3C8

GeneLogic, Inc.	$73,779
610 Professional Drive
Gaithersburg, MD 20879

GIMV N.V.	$840,411
Adviesbeheer GIMV Life Sciences N.V.	$148,308
Attention: Patrick Van Beneden
Karel Oomsstraat 37
B-2108 Antwerpen
Belgium, Germany

H&Q Healthcare Investors	$295,118
H&Q Life Science Investors	$196,746
c/o H&Q Capital Management, Inc.
Attention: Daniel Omstead
30 Rowes Wharf, Ste 430
Boston, MA 02110-3328

KBL Healthcare, L.P.	$179,487
KBL Partnership, L.P. I	$21,367
645 Madison Avenue, 14th Floor
New York, NY 10022

MDS Life Sciences Technology Fund Limited Partnership	$177,678
SC Biotechnology Development Fund, L.P.	$110,669
MDS Life Sciences Technology Fund USA, L.P.	$42,010
MDS Life Sciences Technology Fund Canadian Unit Trust	$38,541
MDS Life Sciences Technology Barbados Investment Trust	$27,545
100 International Blvd.
Toronto Ontario, Canada
M9W 6J6

Mulligan BioCapital AG	$16,800
Attention: Jens Klein
Stubbenhuk 7
20359 Hamburg
Germany

Name & Address	Maximum Advance under Note

Novartis BioVentures Ltd.	$39,349
c/o Novartis Services, Inc.
Attention: Dr. Peter Bissinger
10675 John Jay Hopkins Drive
San Diego, CA 92121-1125

OrbiMed Associates, LLC	$3,087
Caduceus Private Investments, L.P.	$148,289
PW Juniper Crossover Fund, LLP	$69,963
767 Third Avenue
30th Floor
New York, NY 10017

Oxford Bioscience Partners, III L.P.	$594,468
Oxford Bioscience Partners (Bermuda), III, L.P.	$84,725
Oxford Bioscience Partners (Adjunct), III, L.P.	$63,750
mRNA Fund L.P.	$7,057
c/o Oxford Bioscience Partners
Attention: Alan G. Walton, Ph.D.
315 Post Road West
Westport, CT 06880

Paul Millman Revocable Trust	$7,397
c/o Chroma Technology Group
P.O. Box 489
10 Imtec Lane
Rockingham, VT 05101

Royal Bank of Canada	$490,000
2001 RBCP Canadian GP Limited	$0
c/o RBC Capital Partners
Robert Bechard, Partner
1 Place Ville-Marie
9th Floor, South Wing
Montreal, Quebec
H3C 3A9
CANADA

Name & Address	Maximum Advance under Note

Sofinov Société Financière D’Innovation	$590,600
c/o CDP Capital-Technology Ventures (Sofinov)
Attention: Annette Bianchi
VantagePoint Venture Partners
1001 Bayhill Drive, Ste 300
San Bruno, CA 94066

Exhibit B
SCHEDULE OF OFFERED INDIVIDUALS AND ENTITIES

Name of Offered Individuals and Entities	Converted Stockholder [1]
	Yes	No
AIG Horizon Partners Fund, L.P.		X
AIG Horizon Side-by-Side Fund, L.P.		X
AIG Private Equity Partners I, L.P.		X

Alexandria Real Estate Equities, L.P.		X

Ariane Health Ltd. LDC	X

Bradley Lorimier		X

Catalytix, LDC		X
Kenneth A. Sorensen		X

David L. Entin		X

ETP/FBR Venture Capital, LLC as Nominee	X

EuclidSR Partners, L.P.		X
EuclidSR Biotechnology Partners, L.P.		X

Forward Ventures IV, L.P.		X
Forward Ventures IV, B, L.P.		X

GATX Ventures, Inc.	X

GeneChem Therapeutics Venture Fund L.P.		X

GeneLogic, Inc.		X

GIMV N.V.		X
Adviesbeheer GIMV Life Sciences N.V.		X

H&Q Healthcare Investors		X
H&Q Life Science Investors		X

JAFCO L-2 Venture Capital Investment Limited Partnership	X

B-1

Name of Offered Individuals and Entities	Converted Stockholder [1]
	Yes	No
JAFCO GC-1 Investment Enterprise Partnership	X

Jonathan Cool		X

KBL Healthcare, L.P.		X
KBL Partnership, L.P. I		X

MDS Life Sciences Technology Fund Limited Partnership
SC Biotechnology Development Fund, L.P.
MDS Life Sciences Technology Fund USA, L.P.		X
MDS Life Sciences Technology Fund Canadian Unit Trust		X X
MDS Life Sciences Technology Barbados Investment Trust		X X

Mulligan BioCapital AG		X

National Bank Trust for Altamira Equity Fund
National Bank Trust for Altamira Heath Sciences Fund (formerly Mac & Co.)	X X

Novartis BioVentures Ltd.		X

OrbiMed Associates, LLC		X
Caduceus Private Investments, L.P.		X
PW Juniper Crossover Fund, LLP		X

Oxford Bioscience Partners, III L.P.		X
Oxford Bioscience Partners (Bermuda), III, L.P.		X
Oxford Bioscience Partners (Adjunct), III, L.P.		X
mRNA Fund L.P.		X

Paul Millman Revocable Trust		X

Rock Castle Ventures, L.P.	X

Royal Bank of Canada		X
2001 RBCP Canadian GP Limited		X

Sofinov Société Financière D’Innovation		X

Susan Bierman Gruhin & Mark I. Gruhin, JT. TEN.		X

Ying-Fei Wei and Guo-Liang Yu		X

[1]	“X” mark indicates whether the offered individual’s/entity’s shares of Series A Preferred Stock and/or Series B Preferred Stock are to be converted into Common Stock pursuant to the Charter Amendment described above.

B-2

Exhibit C
FORM OF SUBORDINATED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN LINE OF CREDIT AGREEMENT BY AND BETWEEN THE LENDER AND THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.
AVALON PHARMACEUTICALS, INC.
AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

Up to $	September 8, 2005 Germantown, Maryland
     For Value Received, Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [___] (the “Lender”), the principal sum of up to ___($___) (the “Maximum Principal Amount”), or such aggregate lesser amount as may have been advanced and be outstanding hereunder as set forth on Exhibit A hereto, as amended from time to time, together with accrued and unpaid interest thereon, each due and payable on September 30, 2006 (“Maturity” and such date the “Maturity Date”) and in the manner set forth below.
     This Note is issued pursuant to the Amended and Restated Line of Credit Agreement dated September ___, 2005 among the Company and the Lenders listed on the Schedule of Lenders attached thereto as Exhibit A (the “Credit Agreement”) and replaces the original note (the “Original Note”), if any, issued to Lender pursuant to the Line of Credit Agreement dated August 30, 2005 among the Company and the Lenders listed on the Schedule of Lenders attached thereto as Exhibit A (the “Original Agreement”) in accordance with Section 8.8 of the Original Agreement and Section 3.3 of the Original Note. Additional rights and obligations of the Lender are set forth in the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement.
5. Interest. Interest shall accrue on the outstanding principal amount advanced hereunder from the date of each Cash Advance (as defined below) under this Note until payment or conversion in full, which interest shall be payable at eight percent (8%) per annum, or the maximum rate permissible by law (which under the laws of the State of Delaware shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less. Interest shall be due and payable on the Maturity Date, and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

6. Intentionally Omitted.
7. Payment. Payment shall be made in lawful money of the United States to the Lender at the Company’s principal offices or, at the option of the Lender, at such other place in the United States as Lender shall have designated by written notice to the Company. The Company reserves the right to prepay all or any portion of the principal amount of this Note at any time without penalty or premium. All payments shall be applied first to accrued interest and thereafter to principal and shall be made pro rata to all holders of Notes on the basis of the amount of all unpaid principal and accrued interest then outstanding under each Note relative to the aggregate unpaid principal and accrued interest then outstanding under all the Notes.
8. Cash Advances.
     8.1 Cash Advances. Subject to the receipt of Requisite Stockholder Approval and expiration of the Stockholder Notice Period and the other terms and conditions contained herein, at any time and from time to time while this Note is outstanding and prior to the Termination Date, the Company may, upon the unanimous approval of its Board of Directors, request to borrow from the Lender an amount, as determined by the Board of Directors, up to the remainder of the Maximum Principal Amount that has not theretofore been advanced to the Company by such Lender; provided, that any such request (i) may not be made more frequently than once each month while this Note is outstanding and (ii) must pertain to a drawdown of an aggregate amount of at least $1 million (or, if lesser, the Maximum Principal Amount then remaining unborrowed). Each amount actually advanced to the Company under this Note is herein called a “Cash Advance(s)” and shall be listed on Exhibit A hereto.
     8.2 Requests for Cash Advance. Each request made by the Company for a Cash Advance (a “Cash Advance Request”) shall be substantially in the form of Exhibit B attached hereto and delivered to the Lender at the Lender’s address indicated in the Credit Agreement, or at such other address as the Lender shall have designated by written notice to the Company. Subject to the terms and conditions contained herein, the Lender shall, within 14 days after receipt of a Cash Advance Request, deliver to the Company the amount of the requested Cash Advance by check or wire transfer, in accordance with the Company’s instructions.
9. Payment in Event of Liquidity Event. In the event there shall occur a Liquidity Event prior to the Maturity Date, subject to the subordination provisions of Section 15 hereof, this Note shall accelerate and shall be immediately due and payable in an amount equal to (i) if no Initial Offering has occurred prior thereto, 400% of the principal amount of this Note plus accrued and unpaid interest thereon and (ii) if an Initial Offering has occurred prior thereto, 100% of the principal amount of this Note plus accrued and unpaid interest thereon.
10. Termination of Rights. All rights with respect to this Note shall terminate upon the payment of all outstanding principal and accrued interest outstanding under this Note, whether or not this Note has been surrendered.
11. Intentionally Omitted.
12. No Impairment. Except and to the extent as waived or consented to in accordance with Section 13 below, the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of any debt or equity securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note in order to protect the rights of Lender hereunder against impairment.
13. Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), the Company shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Lender in connection with this Note under applicable law. In accordance with this section, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.
14. Waiver. Subject to any other provision herein or in the other Loan Documents, the Company hereby waives demand, notice, presentment, protest and notice of dishonor.
15. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. Any claim, cause of action, suit or demand allegedly arising out of or related to this Note, or the relationship of the parties, shall be brought exclusively in the state courts of Maryland or federal courts located in the State of Maryland, and the parties irrevocably consent to the exclusive jurisdiction and venue of such courts and waive any objections they may have at any time to such exclusive jurisdiction and venue. The Company promises to pay all costs of collection, including reasonable attorney fees, upon default in the payment of the principal of this Note or interest hereon when due, whether at maturity, as herein provided, or by reason of acceleration of maturity under the terms hereof, whether suit be brought or not.
16. Successors and Assigns. Neither this Note nor any rights hereunder shall be transferable by the Lender without the prior written consent of the Company, except to an Affiliate of the Lender that agrees in writing to be subject to the terms of this Note to the same extent as if such Affiliate were an original Lender hereunder. Subject to the foregoing, the provisions of this Note shall inure to the benefit of and be binding on any successor to the Company and shall extend to any holder hereof.
17. Amendment; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Majority Lenders; provided, however, that any amendment to Exhibit A to reflect any additional Cash Advances made pursuant to Section 4 hereof may be made without further action by the Company or any of the Lenders.

18. Counterparts; Facsimile. This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.
19. Subordination. The Company covenants and agrees, and the Lender, by its acceptance of this Note, hereby covenants and agrees as follows:
     (a) The indebtedness evidenced by this Note, as it may be amended, modified, extended, renewed or substituted from time to time, and all obligations of the Company to pay the principal of and interest on this Note, and all other amounts and liabilities under this Note, whether such indebtedness, obligations and liabilities are now existing or hereafter arising (collectively, the “Subordinated Obligations”) are hereby expressly subordinated to and in favor of the indefeasible and full payment in cash of all of the Senior Indebtedness, as hereinafter defined, to the extent and in the manner hereinafter set forth.
     (b) As used herein, the term Senior Indebtedness shall mean indebtedness, liabilities and obligations of the Company to Manufacturers and Traders Trust Company (“Bank”) of every kind and nature whatsoever, whether now existing or hereafter arising or created any time, including without limitation, all indebtedness, liabilities and obligations of the Company to the Bank which are direct, indirect, contingent, primary, secondary, alone, jointly with others, due, to become due, unsecured, secured, or future advances and including, without limitation, all liabilities, indebtedness and obligations of the Company to the Bank.
     (c) Until the Senior Indebtedness has been fully and indefeasibly paid in cash, the Lender shall not, without prior written consent of the Bank, ask for, demand, accelerate, declare a default under, sue for, set off, accept or receive any payment of all or any part of the Subordinated Obligations except that the Lender may receive securities that are subordinate to the Senior Indebtedness to at least the same extent as the Subordinated Obligations.
     (d) The Lender and the Company agree, represent and warrant that the Subordinated Obligations are not secured in any way, directly or indirectly, including, without limitation, by security agreement, pledge agreement, guaranty agreement, mortgage, deed of trust, or any other document, lien, encumbrance or otherwise.
     (e) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or the proceeds thereof to creditors of the Company or to any indebtedness, liabilities and obligations of the Company, by reason of the liquidation, dissolution or other winding up of the Company or the Company’s business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, or assignment for the benefit of creditors, or any proceeding by or against the Company for any relief under any bankruptcy or insolvency law, then any payment or distributions of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to all or any part of the Subordinated Obligations shall be paid or delivered directly to the Bank for application to the Senior Indebtedness (whether due or not due and in such order and manner as the Bank may elect; and including, without limitation, any interest accruing subsequent to the commencement of any such event or proceeding) until the Senior Indebtedness shall have been fully paid and satisfied. The Lender hereby irrevocably authorizes and empowers the Bank, and irrevocably appoints the Bank the Attorneys-in fact for the Lender to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to file claims and take such other proceedings in the name of the Bank or in the names of the Lender or otherwise, as the Bank may deem necessary or advisable to carry out the provisions hereof.
     (f) The Company and the Lender agrees that the Bank is a third-party beneficiary of the subordination provisions of any Subordinated Obligations and shall be entitled to enforce such provisions by proceedings at law or in equity or otherwise. If any of the Senior Indebtedness should be transferred or assigned by the Bank, the provisions of this Note (or any other note evidencing any Subordinated Obligations) will inure to the benefit of the transferee and assignee to the extent of such transfer or assignment, provided that the Bank shall continue to have the unimpaired right to enforce the provisions of this Note (or any other note evidencing any Subordinated Obligations) as to any of the Senior Indebtedness not so transferred or assigned. The subordinate provisions of any Subordinated Obligations shall be binding upon the Lender and the Company and their respective successors and assigns. None of the subordinate provisions of any Subordinated Obligations may be waived, modified or amended without the prior written consent of the Bank, or if any of the Senior Indebtedness has then been transferred or assigned, by the then holders or obliges of all of the Senior Indebtedness.
     (g) The Company shall provide written notice to the Lender as to any additional Senior Indebtedness incurred by or agreed to by the Company after the date hereof and during such time that any amounts are outstanding under any Subordinated Obligations.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     In Witness Whereof, the Company has caused this Amended and Restated Subordinated Promissory Note to be executed by its duly authorized officer as of the date first written above.

Avalon Pharmaceuticals, Inc.
By:
Name:
Title:

[Signature Page to Amended and Restated Subordinated Promissory Note]

Acknowledged and Accepted:

Lender:

If you are an individual, print your name and sign below.	If you are signing on behalf of an entity, please print the name of the entity and your name and sign below indicating your title.

Name of Individual (Please Print)	Name of Entity (Please Print)

By:

Signature	Print Name of Authorized Person

Signature

Title
[Signature Page to Amended and Restated Subordinated Promissory Note]

EXHIBIT A
LIST OF CASH ADVANCES

Date of Request		Amount of Cash Advance

Cash Advance on		$[ ]

	TOTAL:	$[ ]

EXHIBIT B
FORM OF CASH ADVANCE REQUEST
                                        , 200_

To:	[Lender]
Attn:
Dear Sir:
     We refer to the Amended and Restated Subordinated Promissory Note dated as of September ___, 2006 (called the “Note”) between                                         and [Lender]. Terms defined in the Note have the same meanings in this Cash Advance Request.
     We hereby request pursuant to the Note and on                                         , 20___[date of proposed Advance] a Cash Advance of $                                        , payable by [ ] your check or [ ] wire transfer, in accordance with our instructions.
     Concurrently herewith, we are requesting the following amounts from the other holders of Notes, which together with the amount requested hereunder are being requested on a Pro Rata basis in accordance with Section 2.3 of the Credit Agreement:
$
$
$

Very truly yours,

Avalon Pharmaceuticals, Inc.

By:

Name:

Title: